  Exhibit 99.1

CorMedix Inc. Appoints Gary Gelbfish, M.D., to Board of Directors

Current Director Myron Kaplan Elected Chairman of the Board

Bedminster, NJ – August 7, 2017 – CorMedix Inc. (NYSE American: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, today announced that Gary Gelbfish, M.D., has been appointed unanimously to the company’s Board of Directors. Dr. Gelbfish returns to CorMedix’s Board after previously serving from December 2009 until June 2014, including a term as board chairman from 2012 until June 2014. Most recently, Dr. Gelbfish served as a Board observer, appointed by CorMedix’s largest shareholder, Elliot Management.

In addition, CorMedix board also unanimously elected current Director Myron Kaplan as Chairman of the Board of Directors.

Khoso Baluch, CorMedix Chief Executive Officer stated, “We are excited to have Gary return to our Board as a full director. His knowledge and history with the Company, as well as his expertise and insight as a practicing vascular surgeon, are invaluable to CorMedix as we focus our efforts on advancing our lead product Neutrolin® for preventing catheter-related bloodstream infections. I’m also pleased that the board elected Myron to be its Chairman. We appreciate very much his significant involvement with the Company over the past year and his ongoing leadership as we seek to execute successfully on multiple fronts in the future.”

Dr. Gelbfish commented, “as a large shareholder of the Company, I have continued to follow CorMedix and Neutrolin closely for the past several years, I’m enthusiastic about re-joining the Company’s Board. I’ve taken the opportunity presented to me as an observer to become familiar with the leadership team, and I have been particularly impressed with the dedication and decision making shown by Khoso and Jack Armstrong, as well as several key consultants, that have enabled the Company to make great strides in the execution of the LOCK-IT-100 study. I look forward to contributing at this pivotal stage to accelerate the momentum the team has achieved and to help advance this much-needed product candidate through late-stage clinical development and potential FDA approval. The recently announced modifications to the study design agreed to by the FDA and the significant increases in enrollment and study events has increased my enthusiasm for Neutrolin. They bring the Company’s stated goals within reach. Lastly, continued significant blood stream infection and morbidity in patients with catheters, as recently reported in a 2017 CDC study, highlight the continued great need for an antimicrobial lock solution in the catheter dependent patient. This is especially so in our current environment of increased antimicrobial resistance.

Dr. Gelbfish continued, “I also had the opportunity recently to moderate CorMedix’s R&D Day event, and through my participation I’ve become an enthusiastic supporter of CorMedix’s taurolidine-based pipeline, particularly in the medical device space where the pathway to commercialization is clear and the time and cost required for FDA clearance is significantly less than drug development. Antimicrobial sutures are of particular potential as the need is recognized by the Centers for Disease Control and the World Health Organization. I look forward to participating in the advancement of multiple product opportunities for CorMedix, beginning with Neutrolin.”

Mr. Kaplan stated, “Since joining CorMedix’s Board in May 2016, I’ve focused on helping to refine and develop the Company’s strategy and leadership and supporting the Neutrolin Phase 3 clinical program. I’m pleased to continue to provide oversight to the company’s development as Chairman of the Board, and with the added insight and expertise of Dr. Gelbfish and our other new and continuing board members, I believe CorMedix is positioned to capitalize on the significant value represented by Neutrolin and its robust taurolidine pipeline.”

Dr. Gelbfish has practiced vascular surgery since 1990, specializing exclusively in treating hemodialysis patients. As such he has a deep understanding and significant practical experience with dialysis units and in the placement, care and complications of central venous ports and catheters. He has published and lectured widely on vascular access topics. Dr. Gelbfish graduated from Columbia University College of Physician and Surgeons, is fellowship trained in Vascular and Cardiovascular Surgery, is board certified by the American Board of Surgery and is a Fellow of the American college of Surgeons. He also has significant knowledge of medical data collection and analysis and was a member of the systems-engineering group in Medical Informatics at AT&T Bell Labs. He is an Assistant Clinical Professor of Surgery at the Mount Sinai School of Medicine in NYC. Dr. Gelbfish currently serves as CEO and Chairman of Metrodora Therapeutics LLC, a clinical stage biotechnology company with an active IND.  Its biologic is currently in Phase I trials for patients with anemia associated with Crohn’s disease.

About CorMedix Inc.

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases. The Company continues to emphasis on developing its lead product Neutrolin®, a novel, non-antibiotic antimicrobial solution designed to prevent costly and dangerous bloodstream infections associated with the use of central venous catheters. Such infections cost the U.S. healthcare system approximately $6 billion annually and contribute significantly to increased morbidity and mortality. Neutrolin is currently in a Phase 3 clinical trial in patients undergoing chronic hemodialysis via a central venous catheter. The Company is working on the design of a planned second Phase 3 clinical trial, the conduct of, which, if approved, would be subject to sufficient resources. Neutrolin has FDA Fast Track status and is designated as a Qualified Infectious Disease Product, which provides the potential for priority review of a marketing application by the FDA and allows for 5 additional years of QIDP market exclusivity upon U.S. approval. It is already a CE Marked product in Europe and other territories. For more information, visit: www.cormedix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to possible uses of taurolidine, that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the possible inability to capture sufficient CRBSI events in the ongoing Phase 3 clinical trial for Neutrolin® even with the reported changes to that trial; the cost, timing and results of the ongoing and planned Phase 3 trials for Neutrolin® in the U.S. and the resources needed to commence and complete those trials; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and the impact on planned or future research, including for additional uses for taurolidine; obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; and the ability to retain and hire necessary personnel to staff our operations appropriately. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664
Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

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